Exhibit 99.3

TransEnterix Announces Klinikum Esslingen to Initiate a Senhance Surgical System Program

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--Jan. 21, 2020-- TransEnterix, Inc. (NYSE American:TRXC), a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery, today announced that the Klinikum Esslingen, a hospital in southern Germany close to Stuttgart, has entered into an agreement to lease and utilize a Senhance® System. The Senhance System has been installed at the hospital facility and cases are expected to begin shortly. This placement is one of the two placements referenced in the Company’s January 6, 2020 press release.

Klinikum Esslingen is a major German hospital that serves as the academic teaching hospital of the University of Tübingen. The facility has more than 660 beds and performs more than 9,000 surgical interventions each year.

The Senhance® Surgical System is the first and only digital laparoscopic platform designed to maintain laparoscopic MIS standards while providing digital benefits such as haptic feedback, robotic precision, comfortable ergonomics, advanced instrumentation including, 3 mm microlaparoscopic instruments, eye-sensing camera control and reusable standard instruments to help maintain per-procedure costs similar to traditional laparoscopy.

“We are committed to support and grow the outstanding minimally invasive surgical program of Klinikum Esslingen with the addition of a Senhance System,” said Anthony Fernando, president and chief executive officer at TransEnterix. “We continue to see strong momentum in Germany, and the expansion into such a prestigious hospital as the Klinikum Esslingen is a significant milestone in the advancement of digital laparoscopy with Senhance in Europe.”

“We have created a strong, multidisciplinary program in minimally invasive surgery at our hospital,” said Professor Dr. Ludger Staib, chief physician of the clinic for general and visceral surgery at the Klinikum Esslingen. “We believe modern technology can help offer our patients the most precise and least invasive surgery possible, and we appreciate the ability to build on our strong existing minimally invasive program with the Senhance that will allow for maximum precision, visualization and control during delicate surgeries.”

About TransEnterix

TransEnterix is a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery by addressing the clinical and economic challenges associated with current laparoscopic and robotic options in today's value-based healthcare environment. The Company is focused on the commercialization of the Senhance Surgical System, which digitizes laparoscopic minimally invasive surgery. The system allows for robotic precision, haptic feedback, surgeon camera control via eye sensing and improved ergonomics while offering responsible economics. The Senhance Surgical System is available for sale in the US, the EU, Japan and select other countries. For more information, visit www.transenterix.com.

Forward-Looking Statements

This press release includes statements relating to the Senhance System and the Klinikum Esslingen hospital initiating a program with the Senhance System. These statements and other statements regarding our future plans and goals constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include whether TransEnterix will continue to see strong momentum in Germany, whether the expansion of the Senhance System into Klinikum Esslingen will serve as a significant milestone in the advancement of digital laparoscopy in Europe, and whether the use of a Senhance System in the minimally invasive program at Klinikum Esslingen will allow for maximum precision, visualization and control during delicate surgeries. For a discussion of the risks and uncertainties associated with TransEnterix's business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 27, 2019 and our other filings we make with the SEC. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source: TransEnterix, Inc.

For TransEnterix, Inc.
Investor Contact:
Mark Klausner, +1 443-213-0501
invest@transenterix.com

or

Media Contact:
Terri Clevenger, +1 203-682-8297
terri.clevenger@icrinc.com